      As filed with the Securities and Exchange Commission on June 25, 1999

                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                   ----------

                                RADIAN GROUP INC.
               (Exact name of issuer as specified in its charter)

         Delaware                                         23-2691170
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation of organization)

                               1601 Market Street
                        Philadelphia, Pennsylvania 19103
                    (Address of principal executive offices)

                   RADIAN GROUP INC. EQUITY COMPENSATION PLAN
             AMERIN CORPORATION 1992 LONG-TERM STOCK INCENTIVE PLAN
                            (Full title of the plans)

                                Howard S. Yaruss
              Senior Vice President, Secretary and General Counsel
                                Radian Group Inc.
                               1601 Market Street
                        Philadelphia, Pennsylvania 19103
                     (Name and address of agent for service)

                                 (215) 564-6600
          (Telephone number, including area code, of agent for service)

                                   ----------

                                    Copy to:
                          James W. McKenzie, Jr., Esq.
                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                             Philadelphia, PA 19103
                                 (215) 963-4852

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
     Title of securities              Number of             Proposed maximum         Proposed maximum
            to be                    shares to be            offering price              aggregate                 Amount of
         registered                   registered                per share           offering price (2)          registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock,                        1,492,171 (1)              $48.16 (2)              $71,862,955                $19,978 (3)
par value $.001 per share
====================================================================================================================================

(1) This registration statement covers shares of Common Stock of Radian Group Inc. which may be offered or sold pursuant to the Radian Group Inc. Equity Compensation Plan and the Amerin Corporation 1992 Long-Term Stock Incentive Plan. Pursuant to Rule 457(h)(2), no separate registration fee is required with respect to the interests in the plans. This registration statement also relates to an indeterminate number of shares of common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee, based on the average of the high and low sales prices of shares of Common Stock on June 22, 1999, as reported on the New York Stock Exchange.

(3) Calculated pursuant to Section 6(b) as follows: proposed maximum aggregate offering price multiplied by .000278.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, as filed by the Registrant with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement and made a part hereof:

         (a) The Registrant's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

         (c) The Registrant's Form 8-K dated as of June 9, 1999.

         (d) The prospectus dated May 6, 1999, filed as a part of the Registrant's registration statement on Form S-4 (Registration No. 333-77957).

         (e) All other reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the annual report referred to in
         (a) above.

         (f) The description of the Registrant's Common Stock contained in the Form 8-A filed on August 24, 1992, including all amendments and reports updating such description.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         James W. Jennings, a director of the Registrant, is a partner in the law firm of Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania, which firm previously provided an opinion of counsel as to the legality of the securities being registered hereunder.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 102(b) (7) of the Delaware General Corporation Law (the "DGCL") permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the

DGCL, or (d) for any transaction from which the director derived an improper personal benefit. Article Eighth of the Registrant's Restated Certificate of Incorporation provides that the personal liability of directors of the Registrant is eliminated to the fullest extent permitted by Section 102(b) (7) of the DGCL.

         Under Section 145 of DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of being a director or officer of the corporation if it is determined that the director or officer acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article Seventh of the Registrant's Amended and Restated Bylaws provides that the Registrant will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer or other authorized representative of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another entity, against certain liabilities, costs and expenses. Article Seventh further permits the Registrant to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another entity, against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the Registrant would have the power to indemnify such person against such liability under the DGCL.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following is a list of exhibits filed as part of this Registration Statement.

         Exhibit
          Number                     Exhibit
          ------                     -------
           5.1            Opinion of Morgan, Lewis & Bockius LLP.
          23.1            Consent of Deloitte & Touche LLP.
          23.3            Consent of Morgan, Lewis & Bockius LLP (included within Exhibit 5.1).

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on June 25, 1999.


                                             RADIAN GROUP INC.



                                             By: /s/ Frank P. Filipps
                                                --------------------------------
                                                Name: Frank P. Filipps
                                                Title: Chairman of the Board and
                                                       Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.


                     Signature                                        Title                         Date
                     ---------                                        -----                         ----

/s/ Frank P. Filipps                                  Chairman of the Board and Chief
---------------------------------                     Executive Officer                         June 25, 1999
Frank P. Filipps                                      (principal executive officer)


/s/ C. Robert Quint                                   Executive Vice President and Chief
---------------------------------                     Financial Officer (principal              June 25, 1999
C. Robert Quint                                       accounting and financial officer)

/s/ Roy J. Hasmar
---------------------------------                     President, Chief Operating Officer        June 25, 1999
Roy J. Kasmar                                         and Director

/s/ Herbert Wender
---------------------------------                                 Lead Director                 June 25, 1999
Herbert Wender


/s/ James W. Jennings                                                Director                   June 25, 1999
---------------------------------
James W. Jennings

/s/ James C. Miller                                                  Director                   June 25, 1999
---------------------------------
James C. Miller

/s/ Anthony W. Schweiger                                             Director                   June 25, 1999
---------------------------------
Anthony W. Schweiger

/s/ David C. Carney                                                  Director                   June 25, 1999
---------------------------------
David C. Carney

                     Signature                                        Title                         Date
                     ---------                                        -----                         ----
/s/ Dr. Claire M. Fagin                                              Director                   June 25, 1999
---------------------------------
Dr. Claire M. Fagin

/s/ Ronald W. Moore                                                  Director                   June 25, 1999
---------------------------------
Ronald W. Moore

/s/ Larry E. Swedroe                                                 Director                   June 25, 1999
---------------------------------
Larry E. Swedroe

/s/ Stephen T. Hopkins                                               Director                   June 25, 1999
---------------------------------
Stephen T. Hopkins

/s/ Rosemarie B. Greco                                               Director                   June 25, 1999
---------------------------------
Rosemarie B. Greco

/s/ Howard B. Culang                                                 Director                   June 25, 1999
---------------------------------
Howard B. Culang

/s/ Robert W. Richards                                               Director                   June 25, 1999
---------------------------------
Robert W. Richards

                                RADIAN GROUP INC.

                                INDEX TO EXHIBITS


    Exhibit Number       Document
    --------------       --------
          5.1            Opinion of Morgan, Lewis & Bockius LLP.

         23.1            Consent of Deloitte & Touche LLP.

         23.3            Consent of Morgan, Lewis & Bockius LLP. (included with Exhibit 5.1).